POWER OF ATTORNEY


I, Kai Sotorp, President of Fort Dearborn Income Securities, Inc. (the Fund), hereby constitute and appoint Mark F. Kemper, Keith A. Weller, Joseph J. Allessie, Mary Capasso, Michael Calhoun, Stephen Fleischer, Eric Sanders, Tammie Lee, Bruce G. Leto, Mark A. Sheehan and Jana L. Cresswell, and each of them singly, my true and lawful attorneys, with full power to sign for me, in my name and in my capacity as Treasurer and Principal Accounting Officer of the Fund, any registration statement of the Fund on Form N-2, or any amendments thereto, and all instruments necessary or desirable in connection therewith, and hereby ratify and confirm my signature as it may be signed by said attorneys to these registration statements, amendments and other instruments.


Signature			Title		Date
----------			------	        -------

/s/ Kai Sotorp
Kai Sotorp	  		President	September 29, 2006